Exhibit 21.1

Subsidiaries of Piedmont Office Realty Trust, Inc. and Piedmont Operating Partnership, LP

Subsidiary	State of Organization
Piedmont Operating Partnership, LP	Delaware
Piedmont Washington Properties, Inc.	Maryland
Piedmont Office Holdings, Inc.	Georgia
Piedmont Office Holdings II, Inc.	Georgia
Piedmont Office Management, LLC	Georgia
Piedmont Government Services, LLC	Georgia
Piedmont Leasing, LLC	Delaware
Piedmont-Las Colinas Springing Member, LLC	Delaware
Piedmont-Independence Square, LLC	Delaware
Piedmont-3100 Clarendon LLC	Delaware
Piedmont-One Brattle Square I, LLC	Delaware
Piedmont-One Brattle Square II, LLC	Delaware
4250 North Fairfax Property LLC	Delaware
4250 N. Fairfax Owner, LLC	Delaware
400 Virginia Avenue LLC	Delaware
1201 Eye Street, N.W. Associates LLC	Delaware
1215 ESDI, LLC	Delaware
1225 Equity LLC	Delaware
1225 Eye Street, N.W. Associates LLC	Delaware
1201 Equity LLC	Delaware
TTF Lending LLC	Delaware
TZO Lending LLC	Delaware
Piedmont-Las Colinas Corporate Center I, LP	Delaware
Piedmont-Las Colinas Corporate Center I, GP, LLC	Delaware
Piedmont-Las Colinas Corporate Center II, LP	Delaware
Piedmont-Las Colinas Corporate Center II, GP, LLC	Delaware
Piedmont 60 Broad Street, LLC	Delaware
Piedmont-800 Nicollet Avenue, LLC	Delaware
Piedmont-800 Nicollet Avenue Owner, LLC	Delaware
Piedmont-800 Nicollet Avenue Springing Member, LLC	Delaware
Piedmont-1430 Enclave Parkway, L.P.	Delaware
Piedmont-1430 Enclave Parkway, GP, LLC	Delaware
Enclave Place GP, LLC	Delaware
Enclave Place, LP	Delaware
Meridian Crossings, LLC	Delaware
Medici Atlanta, LLC	Delaware
Presidential Way Woburn, LLC	Delaware
400 TownPark, LLC	Delaware
Gavitello Atlanta, LLC	Delaware
Glenridge Highlands III, LLC	Delaware
Piedmont - 901 N. Glebe, LLC	Delaware
Piedmont 5 & 15 Wayside, LLC	Delaware
Piedmont Royal Lane, LP	Delaware
Piedmont Royal Lane GP, LLC	Delaware

Piedmont 6565 MacArthur Boulevard, LP	Delaware
Piedmont 6565 MacArthur Boulevard GP, LLC	Delaware
Piedmont One Lincoln Park, LP	Delaware
Piedmont One Lincoln Park GP, LLC	Delaware
Piedmont 161 Corporate Center, LP	Delaware
Piedmont 161 Corporate Center GP, LLC	Delaware
Piedmont 5 Wall Street Burlington, LLC	Delaware
Piedmont 1155 PCW, LLC	Delaware
Piedmont TownPark Land, LLC	Delaware
Piedmont Park Place, LP	Delaware
Piedmont Park Place GP, LLC	Delaware
Piedmont HBC, LLC	Delaware
Piedmont 500 TownPark, LLC	Delaware
Piedmont 80 Central, LLC	Delaware
Piedmont 300 Galleria, LLC	Delaware
Piedmont 200 & 250 South Orange Avenue, LLC	Delaware
Piedmont Glenridge Highlands One, LLC	Delaware
Piedmont Lending II, LLC	Delaware
Piedmont Towers Orlando Member, LLC	Delaware
Piedmont-CNL Towers Orlando, LLC	Delaware
Piedmont-CNL Towers Orlando Owner, LLC	Delaware
Piedmont One Wayside, LLC	Delaware
Piedmont 200 Galleria, LLC	Delaware
Piedmont 200 Galleria Owner, LLC	Delaware
Piedmont 750 W John Carpenter, LLC	Delaware
Piedmont Norman Pointe I, LLC	Delaware
Piedmont 501 W Church Street, LLC	Delaware
Piedmont 9320 Excelsior, LLC	Delaware
Piedmont 25 Mall Road, LLC	Delaware
Piedmont 100 Galleria, LLC	Delaware
Piedmont 400 Galleria, LLC	Delaware
Piedmont 500 Galleria Land, LLC	Delaware
Piedmont 500 Galleria Roundabout, LLC	Delaware
Piedmont 600 Galleria, LLC	Delaware
Piedmont Dallas Galleria, LLC	Delaware
Piedmont Dallas Galleria II, LLC	Delaware
Piedmont SOAB Building, LLC	Delaware
Piedmont 875 JFR, LLC	Delaware
Piedmont 999 Peachtree One, LLC	Delaware
Piedmont 999 Peachtree Two, LLC	Delaware
Piedmont Galleria Park, LLC	Delaware
Piedmont Galleria Common Areas, LLC	Delaware
Piedmont 1100 Peachtree, LLC	Delaware
Piedmont 1180 Peachtree, LLC	Delaware
Upper Tier Piedmont 1180 Peachtree, LLC	Delaware